UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2016

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual meeting of stockholders on June 2, 2016, votes were taken for the proposals that follow below.  The aggregate number of shares of Common Stock voted in person or by proxy for each of the proposals was as follows:

Proposal #1 – A vote was taken to ratify the approval of the appointment of Marcum LLP as the Company's the Independent Registered Public Accounting Firm for the calendar year 2016.

FOR	AGAINST	ABSTAIN
29,284,755	55,458	15,631

Proposal #2 - A vote was taken to authorize an amendment to the Company's Restated Certificate of Incorporation to decrease the number of Authorized Shares of Capital Stock from 250,000,000 to 105,000,000, including a reduction of the number of Authorized Shares of Common Stock from 200,000,000 to 85,000,000 and a reduction of the number of Authorized Shares of Cumulative Preferred Stock from 50,000,000 to 20,000,000

FOR	AGAINST	ABSTAIN
28,386,234	950,316	19,294

Proposal #3 - A vote was taken to authorize an amendment to the Company's Restated Certificate of Incorporation to fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Cumulative Preferred Stock.
FOR	AGAINST	ABSTAIN
20,420,303	3,385,452	49,695

Proposal #4 - A vote was taken to authorize an amendment to the Company's Restated Certificate of Incorporation to fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock.

FOR	AGAINST	ABSTAIN
21,294,405	2,513,785	47,260

The terms of directors Richard A. Bianco, Alessandra F. Bianco and Kenneth M. Schmidt continued after the meeting.  As previously announced Theodore T. Horton, Jr.'s term with the Company's Board of Directors expired in June 2016 and he did not stand for reelection.

The foregoing proposals are described more fully in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 11, 2016, pursuant to Section14(a) of the Securities Act of 1934, as amended, and the rules and regulations promulgated there under.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 7, 2016